Exhibit 99

Psychiatric Solutions Reports Second Quarter Earnings of $0.52 per Diluted Share

Same-Facility Revenue Increases 7.8%

FRANKLIN, Tenn.--(BUSINESS WIRE)--Psychiatric Solutions, Inc. (“PSI”) (NASDAQ: PSYS) today announced financial results for the second quarter ended June 30, 2008. Revenue was a record $451.0 million for the quarter, up 28.4% from $351.2 million for the second quarter of 2007. Income from continuing operations increased 40.5% to $0.52 per diluted share for the second quarter of 2008 from adjusted income from continuing operations of $0.37 per diluted share for the second quarter last year, which excluded a loss on debt refinancing of $0.09 per diluted share after tax. A reconciliation of all GAAP and non-GAAP financial results in this release can be found on pages 6 and 7.

Same-facility revenue increased 7.8% for the second quarter of 2008, driven by same-facility growth in net revenue per patient day of 5.1% and growth in patient days of 2.7%. Same-facility EBITDA margin expanded 170 basis points to 21.8% compared with the second quarter of 2007, and EBITDA margin for all facilities increased 130 basis points to 21.1%. Consolidated adjusted EBITDA grew 34.7% to a record $81.5 million, or 18.1% of revenue, for the second quarter of 2008 from the same quarter of 2007. Cash flow from continuing operations for the second quarter of 2008 was more than $41.5 million.

“PSI produced strong profitable growth for the second quarter of 2008,” commented Joey Jacobs, Chairman, President and Chief Executive Officer of PSI. “Demand for high quality inpatient psychiatric care has continued to increase in our fragmented, capacity-constrained industry, driving substantial growth in our same-facility revenue. In addition, we have expanded PSI’s capacity to meet increased demand through both accretive facility acquisitions and the addition of more than 300 beds to existing and new inpatient psychiatric facilities during the first half of 2008. As expected, this volume growth and continuing initiatives to enhance productivity in each facility have generated significant operating leverage, expanding our profit margins.

“We expect to continue benefiting from strong industry growth trends in 2008 and beyond. In this environment, we remain highly focused on executing a proven business model that has enabled us to build a long-term record of outstanding performance, while also becoming the leading provider in the inpatient psychiatric care industry. We are confident we have the opportunities, the resources and the expertise to further strengthen our leadership position and enhance stockholder value.”

Based on the Company’s results for the second quarter and first half of 2008 and its outlook for the remainder of the year, PSI today updated its guidance range for earnings from continuing operations per diluted share for 2008 to $2.02 to $2.03, reflecting growth of 36% compared to 2007. The Company’s guidance does not include the impact from any future acquisitions.

PSI will hold a conference call to discuss its second quarter financial results at 10:00 a.m. Eastern time on Thursday, July 31, 2008. A live webcast of the conference call will be available at www.psysolutions.com in the “Investors” section of the site or at www.earnings.com. The webcast will be available through the end of business on August 15, 2008.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) PSI’s ability to successfully integrate recently acquired operations; (2) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional inpatient facilities on favorable terms; (3) the ability of PSI to improve the operations of acquired inpatient facilities; (4) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities; (5) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (6) risks inherent to the health care industry, including the impact of unforeseen changes in regulation, decreases in reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients and others; and (7) PSI’s ability to comply with applicable licensure and accreditation requirements. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission. PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults and is the largest operator of owned or leased freestanding psychiatric inpatient facilities with over 10,000 beds in 31 states, Puerto Rico and the U.S. Virgin Islands. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except for per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenue	$450,965	$351,223	$877,744	$670,791

Salaries, wages and employee benefits (including share-based compensation of $4,517, $3,910, $10,077 and $7,583 for the respective three and six month periods in 2008 and 2007)	246,231	193,364	483,118	371,797
Professional fees	46,385	35,000	89,724	65,643
Supplies	24,773	19,398	48,358	37,571
Rentals and leases	6,112	4,951	12,296	9,531
Other operating expenses	41,833	34,631	80,641	65,839
Provision for doubtful accounts	8,623	7,275	15,782	13,939
Depreciation and amortization	10,069	7,245	19,478	13,484
Interest expense	19,765	17,029	40,103	31,414
Loss on refinancing long-term debt	-	8,179	-	8,179
	403,791	327,072	789,500	617,397
Income from continuing operations before income taxes	47,174	24,151	88,244	53,394
Provision for income taxes	17,844	8,961	33,533	20,198
Income from continuing operations	29,330	15,190	54,711	33,196
Loss from discontinued operations, net of income tax benefit of $39, $64, $23 and $51 for the respective three and six month periods in 2008 and 2007	(271)	(583)	(156)	(464)
Net income	$29,059	$14,607	$54,555	$32,732

Basic earnings per share:
Income from continuing operations	$0.53	$0.28	$0.99	$0.62
Loss from discontinued operations, net of taxes	-	(0.01)	-	(0.01)
Net income	$0.53	$0.27	$0.99	$0.61

Diluted earnings per share:
Income from continuing operations	$0.52	$0.27	$0.98	$0.60
Loss from discontinued operations, net of taxes	-	(0.01)	(0.01)	(0.01)
Net income	$0.52	$0.26	$0.97	$0.59

Shares used in computing per share amounts:
Basic	55,279	54,104	55,211	53,955
Diluted	56,233	55,372	56,016	55,305

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30,	December 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$18,780	$39,970
Accounts receivable, less allowance for doubtful accounts of $44,678 and $35,587 for 2008 and 2007, respectively	263,552	231,993
Prepaids and other	78,467	67,382
Total current assets	360,799	339,345
Property and equipment, net of accumulated depreciation	760,065	693,677
Cost in excess of net assets acquired	1,198,598	1,073,583
Other assets	65,755	72,039
Total assets	$2,385,217	$2,178,644

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$29,656	$31,246
Salaries and benefits payable	86,688	82,458
Other accrued liabilities	60,640	61,794
Current portion of long-term debt	6,052	6,016
Total current liabilities	183,036	181,514
Long-term debt, less current portion	1,294,909	1,166,008
Deferred tax liability	56,418	49,131
Other liabilities	22,667	23,090
Total liabilities	1,557,030	1,419,743
Minority interest	4,606	4,159
Total stockholders' equity	823,581	754,742
Total liabilities and stockholders' equity	$2,385,217	$2,178,644

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2008	2007

Operating activities:
Net income	$54,555	$32,732
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	19,478	13,484
Amortization of loan costs and bond premium	1,105	1,038
Share-based compensation	10,077	7,583
Loss on refinancing long-term debt	-	8,179
Change in income tax assets and liabilities	432	(716)
Loss from discontinued operations, net of taxes	156	464
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(30,529)	(16,365)
Prepaids and other current assets	379	(1,253)
Accounts payable	(1,453)	(5,437)
Salaries and benefits payable	2,604	(4,693)
Accrued liabilities and other liabilities	(3,133)	6,311
Net cash provided by continuing operating activities	53,671	41,327
Net cash (used in) provided by discontinued operating activities	(1,468)	824
Net cash provided by operating activities	52,203	42,151

Investing activities:
Cash paid for acquisitions, net of cash acquired	(157,953)	(452,361)
Capital purchases of property and equipment	(48,769)	(28,929)
Other assets	(481)	(744)
Net cash used in continuing investing activities	(207,203)	(482,034)
Net cash provided by discontinued investing activities	1,276	-
Net cash used in investing activities	(205,927)	(482,034)

Financing activities:
Net increase in revolving credit facility	130,000	9,000
Borrowings on long-term debt	-	481,875
Principal payments on long-term debt	(2,487)	(39,918)
Payment of loan and issuance costs	(30)	(6,173)
Refinancing long-term debt	-	(7,127)
Excess tax benefits from share-based payment arrangements	815	3,566
Proceeds from exercises of common stock options	4,236	7,850
Net cash provided by financing activities	132,534	449,073
Net (decrease) increase in cash	(21,190)	9,190
Cash and cash equivalents at beginning of the period	39,970	18,520
Cash and cash equivalents at end of the period	$18,780	$27,710

Effect of Acquisitions:
Assets acquired, net of cash acquired	$164,558	$513,674
Liabilities assumed	(6,605)	(43,609)
Common stock issued	-	(9,000)
Long-term debt assumed	-	(8,704)
Cash paid for acquisitions, net of cash acquired	$157,953	$452,361

PSYCHIATRIC SOLUTIONS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED INCOME FROM CONTINUING OPERATIONS
(Unaudited, in thousands, except for per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Net income	$ 29,059	$ 14,607	$ 54,555	$ 32,732
Plus reconciling items:
Discontinued operations, net of taxes	271	583	156	464
Provision for income taxes	17,844	8,961	33,533	20,198
Income from continuing operations before income taxes	47,174	24,151	88,244	53,394
Loss on refinancing long-term debt	-	8,179	-	8,179
Adjusted income from continuing operations before income taxes	47,174	32,330	88,244	61,573
Adjusted provision for income taxes	17,844	11,996	33,533	23,292
Adjusted income from continuing operations(a)	$ 29,330	$ 20,334	$ 54,711	$ 38,281

Income from continuing operations per diluted share	$ 0.52	$ 0.27	$ 0.98	$ 0.60
Adjusted income from continuing operations per diluted share	$ 0.52	$ 0.37	$ 0.98	$ 0.69

Diluted shares used in computing per share amounts	56,233	55,372	56,016	55,305

(a) PSI believes its calculation of adjusted income from continuing operations provides a better measure of the Company’s ongoing performance and provides better comparability to prior periods because it excludes items not related to the Company’s core business operations. Adjusted income from continuing operations should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted income from continuing operations is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.

PSYCHIATRIC SOLUTIONS, INC.
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Income from continuing operations	$29,330	$15,190	$54,711	$33,196
Provision for income taxes	17,844	8,961	33,533	20,198
Interest expense	19,765	17,029	40,103	31,414
Depreciation and amortization	10,069	7,245	19,478	13,484
EBITDA(a)	77,008	48,425	147,825	98,292
Other expenses:
Share-based compensation	4,517	3,910	10,077	7,583
Loss on refinancing long-term debt	-	8,179	-	8,179
Adjusted EBITDA(a)	$81,525	$60,514	$157,902	$114,054

(a)EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation, amortization, and other items included in the caption above labeled “Other expenses”. These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI’s management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI’s overall performance and to compare PSI’s current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.

PSYCHIATRIC SOLUTIONS, INC.
OPERATING STATISTICS - OWNED FACILITIES
(Unaudited)
(Revenue in thousands)

	Three Months Ended June 30,		% Change
	2008	2007
Same-facility results:
Revenue	$349,169	$323,812	7.8%
Admissions	35,568	34,121	4.2%
Patient days	601,436	585,344	2.7%
Average length of stay(a)	16.9	17.2	-1.7%
Net revenue per patient day(b)	$581	$553	5.1%
EBITDA margin	21.8%	20.1%	170 bps

Total facility results:
Revenue	$405,687	$325,651	24.6%
Admissions	42,633	34,394	24.0%
Patient days	707,076	588,880	20.1%
Average length of stay(a)	16.6	17.1	-2.9%
Net revenue per patient day(b)	$574	$553	3.8%
EBITDA margin	21.1%	19.8%	130 bps

	Six Months Ended June 30,		% Change
	2008	2007
Same-facility results:
Revenue	$672,835	$624,230	7.8%
Admissions	68,490	66,189	3.5%
Patient days	1,158,367	1,128,354	2.7%
Average length of stay(a)	16.9	17.0	-0.6%
Net revenue per patient day(b)	$581	$553	5.1%
EBITDA margin	21.9%	20.2%	170 bps

Total facility results:
Revenue	$791,083	$629,643	25.6%
Admissions	83,234	66,839	24.5%
Patient days	1,381,918	1,138,975	21.3%
Average length of stay(a)	16.6	17.0	-2.4%
Net revenue per patient day(b)	$572	$553	3.4%
EBITDA margin	21.0%	19.9%	110 bps

(a) Average length of stay is defined as patient days divided by admissions.
(b) Net revenue per patient day is defined as owned facility revenue divided by patient days.

CONTACT:
Psychiatric Solutions, Inc.
Brent Turner, 615-312-5700
Executive Vice President, Finance and Administration